                                                                     EXHIBIT 4.5


Warrant - C
                  THIS WARRANT CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND ANY OF SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH TRANSACTION UNDER THE ACT AND ALL OTHER APPLICABLE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT AND OTHER APPLICABLE SECURITIES LAWS.


                               WARRANT CERTIFICATE

                      WARRANTS TO PURCHASE SHARES OF STOCK

                OF ONLINE RESOURCES & COMMUNICATIONS CORPORATION

                                Date of Issuance:

         THIS CERTIFIES that, for value received, or registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant Certificate (the "Warrant"), from Online Resources & Communications Corporation, a Delaware corporation (the "Company"), at the price hereinafter set forth, that number of shares of the one hundredth cent ($0.0001) par value Common Stock of the Company as determined in accordance with the provisions of Article VI hereof. This Warrant is hereinafter referred to as the "Warrant" and the shares of Common Stock, par value $0.0001 per share issuable pursuant to the terms hereof are hereinafter sometimes referred to as "Warrant Shares". This Warrant is issued pursuant to the terms of that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement, dated as of May 30, 1997, by and among the Company and the Investors named therein (the "Agreement").


                                    ARTICLE I
                               CERTAIN DEFINITIONS

         For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

                  "Act": the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "Common Stock": the Company's authorized shares of Common Stock, par value $.0001 per share.

                  "Commission": the Securities and Exchange Commission, or any other federal agency then administering the Act.

                  "Company": Online Resources & Communications Corporation, a Delaware corporation, having a principal office located at 7927 Jones Branch Drive, McLean, Virginia 22102 and any other corporation assuming or required to assume this Warrant pursuant to Article VIII.

                  "Exercise Price": the purchase price for any Warrant Share purchasable under this Warrant.

                  "Person": any individual, corporation, partnership, trust, limited liability company, unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

                  "Warrant Office": as defined in Section 3.1.

                  "Warrant Shares": the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of this Warrant.

                                   ARTICLE II
                               EXERCISE OF WARRANT

         2.1. Standard Method. The purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 2-1 duly executed) at the Warrant Office and by the payment to the Company, by certified or bank check or by wire transfer, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Warrant Shares then being purchased The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the then Exercise Price is paid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty days of receipt of such notice and payment of the then applicable Exercise Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty-day period.

         2.2  Net Issue Exercise.

                  (a) In lieu of exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the Warrant Office together with notice of such election in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed using the following formula:

                                    X= Y(A-B)
                                       ------
                                        A

Where

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant.

A = the fair market value of one share of Common Stock.

B = the then current Exercise Price.

                  (b) For purposes of this Section, fair market value of one share of the Company's Common Stock shall be based on the average of the closing per share bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on Nasdaq or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value. If the Common Stock is not traded Over-The-Counter or on Nasdaq or an exchange, the fair market value of the Company's Common Stock shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be agreed by the Company and the Holder, and if they fail to agree within 15 days after the exercise of this Warrant, as determined by arbitration. Such arbitration shall be conducted in Washington, D.C. in accordance with the commercial arbitration rules of the American Arbitration Association and the costs of arbitration shall be shared equally by the parties. The arbitrator shall be a person selected by the Company and the Holder who shall have experience in valuing companies similar to the Company. If the Company and the Holder are unable to agree on a single arbitrator, each shall select an arbitrator and the two arbitrators so selected shall select a third arbitrator. The determination of the arbitrator(s) shall be binding on the Company and the holder.

         2.3 Shares to be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be duly authorized and validly issued, fully paid and nonassessable.

         2.4 No Fractional Shares to be Issued. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock. Upon payment of the exercise price with respect to any fractional shares, the Company shall pay to the Holder the cash equivalent of such fractional shares, based on the fair market value of such shares as reasonably determined pursuant to Section 2.2 above.

         2.5 Legend on Warrant Shares. Each certificate for shares of Common Stock initially issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Act, shall bear a legend substantially similar to the following, in addition to any other legends required to be placed on such share certificate pursuant to any other agreements by which the Company is bound.

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. They may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of except pursuant to an effective registration statement relating to such transaction under the Act and all other applicable securities laws or pursuant to an exemption from the registration provisions of the Act and other applicable securities laws.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear a legend substantially similar to the foregoing, unless, in the opinion of counsel reasonably satisfactory to the Company, the securities represented thereby need no longer be subject to the restrictions on transferability. The provisions of Article IV shall be binding upon all subsequent holders of this Warrant.

         2.6 Acknowledgment of Continuing Obligation. The Company will, at the time of any exercise of this Warrant in whole or in part, upon request of the Holder hereof, acknowledge in writing its continuing obligation to such Holder in respect of any rights to which the Holder shall continue to be entitled after exercise in accordance with this Warrant; provided, however, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.


                                   ARTICLE III
          WARRANT OFFICE; TRANSFER, DIVISION OR COMBINATION OF WARRANTS

         3.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's location set forth in Article I, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all holders of Warrants.

         3.2 Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article III.

         3.3 Transfer of Warrant. The Company agrees to maintain at the Warrant Office books for the registration of permitted transfers of this Warrant. Subject to the provisions of Article IV, this Warrant and all rights hereunder are transferable, in whole or in part, on the books at that office, upon surrender of this Warrant at that office, together with a written assignment of this Warrant duly executed by the holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of the transfer. Subject to Article IV, upon surrender and payment, the Company shall execute and deliver a new Warrant in the name of the assignee, note thereon the number of Warrant Shares theretofore purchased under this Warrant, and this Warrant shall promptly be cancelled and a notation of that cancellation made on the books of the Warrant Office. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new warrant issued.

         3.4 Division of Warrants. This Warrant may not be divided.

         3.5 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes), and other charges payable in connection with the preparation, issuance and delivery of new Warrants hereunder.

                                   ARTICLE IV
                            RESTRICTIONS ON TRANSFER

         4.1 Restrictions on Transfer. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable except upon the conditions specified in this Article IV, which conditions are intended, among other things, to insure compliance with the provisions of the Act in respect of the exercise or transfer of the Warrant, and subject to the restrictions on transfer set forth in that certain Stockholders' Agreement to which the Holder hereof is a party. The Holder of this Warrant, by acceptance hereof, agrees that it will not transfer this Warrant prior to delivery to the Company of any required opinion of the Holder's counsel (as the opinion and counsel are described in Section 4.2).

         4.2 Opinion of Counsel. In connection with any transfer of this Warrant, the following provisions shall apply:

         (a) If, in the opinion of counsel reasonably acceptable to the Company, a proposed transfer of this Warrant may be effected without registration of this Warrant under the Act, the Holder of this Warrant shall be entitled to transfer this Warrant in accordance with the proposed method of disposition; provided, however, that if the method of disposition would, in the opinion of such counsel, require that the Company take any action or execute and file with the Commission or deliver to the Holder or any other person any form or document in order to establish the entitlement of the Holder to take advantage of such method of disposition, the Company agrees, at the cost of the Holder, to promptly take any necessary action or execute and file or deliver any necessary form or document. Notwithstanding the foregoing, in no event will the Company be obligated to effect a registration under the Act so as to permit the proposed transfer of this Warrant.

         (b) If, in the opinion of such counsel, the proposed transfer of this Warrant may not be effected without registration of this Warrant under the Act, the holder of this Warrant shall not be entitled to transfer this Warrant until registration is effective.

                                    ARTICLE V
                                 EXERCISE PRICE

         5.1 Determination of Exercise Price. The Exercise Price for any Warrant Share purchasable hereunder shall be equal to $3.00 per share; provided, however, if the Company shall divide its outstanding shares of Common Stock by stock split, stock dividend or otherwise, the Exercise Price shall proportionately decrease and if the Company shall combine its outstanding shares of Common Stock by stock combination, reverse split or otherwise, the Exercise Price shall proportionately increase.

         5.2 Notice to Holder. Upon any adjustment to the Exercise Price required hereunder, the Company will promptly provide the Holder hereof with written notice of the current Exercise Price existing under this Warrant and the Exercise Price as adjusted.


                                   ARTICLE VI
                            NUMBER OF WARRANT SHARES

         The number of Warrant Shares issuable hereunder shall be_______; provided, however, if the Company shall divide its outstanding shares of Common Stock by stock split, stock dividend or otherwise, the number of Warrant Shares then issuable hereunder shall proportionately increase and if the Company shall combine its outstanding shares of Common Stock by stock combination, reverse split or otherwise, the number of Warrant Shares then issuable hereunder shall proportionately decrease.


                                   ARTICLE VII
                   RECLASSIFICATION, REORGANIZATION OR MERGER

         In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation or which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder hereof shall have the right thereafter by exercising this Warrant to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation or merger, as such holder would have been entitled to receive had such holder exercised this Warrant immediately prior to such reclassification, change, consolidation or merger. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments, herein provided, of the Exercise Price and the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant. The foregoing provisions of this Article VII shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations and mergers.

                                  ARTICLE VIII
                    DISTRIBUTIONS, LIQUIDATION OR DISSOLUTION

         8.1 Certain Distributions. In case the Company shall, at any time, prior to the Expiration Date set forth in Article IX hereof, make any distribution of its assets to holders of its capital stock as a partial liquidation distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Delaware, then the Holder, upon the exercise of this Warrant prior to any such distribution but after the date of record for the determination of those holders of capital stock entitled to such distribution of assets, shall be entitled to receive, in addition to the shares of Common Stock issuable on such exercise, upon such distribution the amount of such assets, which would have been payable to the holder had it been the holder of record of such shares of capital stock on the record date for the determination of those holders of capital stock entitled to such distribution.

         8.2 Dissolution or Liquidation. In case the Company shall, at any time prior to the Expiration Date set forth in Article IX hereof, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise of this Warrant and prior to any such distribution in dissolution of liquidation, to receive on such exercise, in lieu of the shares of Common Stock which the Holder would have been entitled to receive, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the holder been the Holder of record of such shares of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such liquidation distribution.

                                   ARTICLE IX
                                   EXPIRATION

         This Warrant shall terminate at the earliest of (i) 5:00 p.m. Eastern time on June 1, 2002, (ii) the effective date of any merger of the Company with another company in which, following such merger, the Company's stockholders do not hold shares representing more than fifty percent (50%) of the votes in the company surviving the merger, or (iii) the date of any liquidation or dissolution of the Company. The Company shall give, by first class mail, postage prepaid, addressed to the Holder, at the address of the Holder as shown on the books of the Company at least twenty (20) days prior written notice of (i) the date on which the books of the Company shall close for determining rights to vote in respect of any merger, consolidation or transfer of assets which would result in the expiration of this Warrant and (ii) in reference to a merger, consolidation, or transfer of assets of the Company, the last date on which the holders of Common Stock shall be entitled to exchange their shares for securities or property resulting from such merger, consolidation or transfer of assets.

                                    ARTICLE X
                        CERTAIN COVENANTS OF THE COMPANY

         The Company covenants and agrees that it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of Common Stock or other securities or property deliverable upon the exercise of this Warrant sufficient to enable it at any time to fulfill all its obligations hereunder.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Entire Agreement. This Warrant contains the entire agreement between the holder hereof and the Company with respect to the purchase of the Warrant Shares and supersedes all prior arrangements or understandings with respect thereto.

         11.2 Waiver and Amendment. This Warrant is one of a series of Warrants issued pursuant to the Agreement (the "Common Stock Warrants"). Any term or provision of this Warrant may be waived at any time and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holders of those Common Stock Warrants representing more than fifty percent (50%) of all Warrant Shares then issuable upon exercise of all such outstanding Common Stock Warrants and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing and except that no change in the number of shares issuable upon exercise, the rights in liquidation or distribution, or the purchase price upon exercise and the provisions of this Section 11.2 shall be effective without the written consent of each Warrant holder affected thereby. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

         11.3 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

         11.4 Filing of Warrant. A copy of this Warrant shall be filed in the records of the Company.

         11.5 Notice. Any notice or other document required or permitted to be given or delivered to the Holder hereof shall be delivered, including by a nationally recognized overnight courier service, or sent by certified or registered mail, to such Holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of, and the registration of transfer of, the Warrant or at any more recent address of which any holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, shall be delivered, including by a nationally recognized overnight courier service, at, or sent by certified or registered mail to, the Warrant Office, attention: President, or such other address within the United States of America as shall have been furnished by the Company to the Holder hereof.

         11.6 Limitation of Liability: Not Stockholders. No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote, consent, receive dividends or receive notice other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         11.7 Loss, Destruction, Etc, of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this
Section 11.7 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Chairman and CEO and its corporate said to be impressed hereon and attested by its Secretary.

                                            THE COMPANY:

                                            ONLINE RESOURCES &
                                            COMMUNICATIONS CORPORATION


                                    By:
                                            ------------------------------
                                            Chairman and CEO
Attest:




-----------------------
Secretary
[Corporate Seal]

                                   EXHIBIT 2.1

                                     WARRANT
                               SUBSCRIPTION NOTICE


                                 Dated__________

         The undersigned hereby irrevocably elects to exercise its right to purchase _____________ shares of the Common Stock, $.0001 par value per share, of Online Resources & Communications Corporation, such right being pursuant to a Warrant dated ______________, 1997, and as issued to the undersigned by Online Resources & Communications Corporation, and either remits herewith the sum of $______________________ in payment for same in accordance with the Exercise Price specified in such Warrant or in lieu thereof by exercise of the Net Issue Exercise set forth in Section 2.2 of such Warrant.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
    -------------------------------------------------
       (Please typewrite or print in block letters)

Address
       ----------------------------------------------

         Signature
                  -----------------------------------

Shares Heretofore Purchased
Under Warrant



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